                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                        MISSISSIPPI CHEMICAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

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   (4)  Date Filed:

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

                    [MISSISSIPPI CHEMICAL CORPORATION LOGO]

                                  P.O. BOX 388
                         YAZOO CITY, MISSISSIPPI 39194

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 7, 2000

     As a shareholder of Mississippi Chemical Corporation, a Mississippi corporation, you are hereby given notice of, and invited to attend in person or by proxy, the Annual Meeting of Shareholders to be held at the Owen Cooper Administration Building, Highway 49 East, Yazoo City, Mississippi 39194, on Tuesday, November 7, 2000, at 9:00 a.m. local time, for the following purposes:

     1. To elect four members to the Board of Directors to serve until the 2003 Annual Meeting of Shareholders and one member to serve until the 2001 Annual Meeting of Shareholders.

     2. To consider and vote upon approval of the Mississippi Chemical Corporation Amended and Restated 1995 Stock Option Plan for Nonemployee Directors.

     3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on August 30, 2000, as the record date for the determination of shareholders entitled to notice of, and to vote at, such meeting and any adjournments or postponements thereof.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE DATE, EXECUTE, AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED, STAMPED ENVELOPE FOR WHICH NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                            By Order of the Board of Directors,

                                            /s/ ROSALYN B. GLASCOE

                                            ROSALYN B. GLASCOE
                                            Corporate Secretary

Yazoo City, Mississippi
September 26, 2000

     YOUR VOTE IS IMPORTANT. PLEASE DATE, EXECUTE, AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" THE APPROVAL OF THE MISSISSIPPI CHEMICAL CORPORATION AMENDED AND RESTATED 1995 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS.

                        MISSISSIPPI CHEMICAL CORPORATION
                              2000 PROXY STATEMENT

                               VOTING INFORMATION

PURPOSE

     This Proxy Statement and the accompanying proxy card are being mailed to the Company's shareholders beginning September 26, 2000. The Board of Directors (the "Board") is soliciting proxies to be used at the 2000 Annual Meeting of Shareholders which will be held on November 7, 2000, at the time and place stated in the Notice of Annual Meeting accompanying this Proxy Statement ("Annual Meeting"). Proxies are solicited to give all shareholders of record an opportunity to vote on matters presented at the Annual Meeting.

RECORD DATE

     Only holders of record on August 30, 2000, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

SHARES OUTSTANDING

     On August 30, 2000, 26,142,890 shares of the Company's common stock were issued and outstanding.

VOTING OF THE SHARES

     Each holder of the Company's common stock will be entitled to one vote, in person or by proxy, for each share standing in such holder's name on the Company's books on August 30, 2000, on any matter submitted to a vote of shareholders. The presence, in person or by proxy, of holders of record of a majority of the shares entitled to vote constitutes a quorum for action at the Annual Meeting. Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for transaction of business. All shares represented by a properly executed proxy will be voted in accordance with the directions on such proxy. If no directions are given to the contrary on such proxy, the shares of the Company's common stock represented by such proxy will be voted FOR approval of all proposals presented at the meeting. It is not anticipated that any matters will be presented at the Annual Meeting other than as set forth in the Notice of Annual Meeting. If, however, other matters are properly presented at the Annual Meeting, the proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

VOTE REQUIRED

     Director nominees are required to receive a plurality of votes present and voting at the Annual Meeting in order to be elected. Receipt of a majority of the votes present and voting at the Annual Meeting on the Mississippi Chemical Corporation Amended and Restated 1995 Stock Option Plan for Nonemployee Directors is required for its approval.

REVOCABILITY OF PROXIES

     A proxy for use at the Annual Meeting is enclosed with this Proxy Statement. A shareholder executing and returning a proxy may revoke it at any time prior to the voting thereof (unless the proxy conspicuously states that it is irrevocable and that appointment is coupled with an interest) either by revoking the proxy in person at the Annual Meeting or by delivering a signed written notice of revocation to the office of our Corporate Secretary (P.O. Box 388, Yazoo City, Mississippi 39194) before the Annual Meeting begins.

SOLICITATION OF PROXIES

     The expense of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling, and mailing the notice, proxy card, and Proxy Statement and the reasonable costs of brokers, nominees, and fiduciaries in supplying proxies to beneficial owners, will be paid by the Company. The solicitation will be made by the use of the mails. We have engaged Morrow & Co., a firm specializing in solicitation of proxies, to assist in the current solicitation for an estimated fee of $6,000 plus reimbursement for their out-of-pocket expenses.

PLAIN ENGLISH INITIATIVE

     We are participating in the Securities and Exchange Commission's "plain English" initiative by offering proxy information to our shareholders in language that is easier to read and understand. The terms "Company," "we," "us," and "our" refer to Mississippi Chemical Corporation and its wholly owned subsidiaries.

                       PROPOSAL -- ELECTION OF DIRECTORS
                                (PROXY ITEM #1)

     The Company's Articles of Incorporation provide that the Board shall consist of not fewer than nine nor more than 15 directors, with the exact number of directors to be fixed by the Board, and that the Board shall be divided into three classes, with one class being elected each year for a three-year term. The number of directors is currently fixed at 13. Four directors are nominated for election at the Annual Meeting to serve until the 2003 Annual Meeting of Shareholders. One director, Mr. Reuben Anderson, is nominated for election at the Annual Meeting to serve until the 2001 Annual Meeting of Shareholders. The Board appointed Mr. Reuben Anderson to the Board on January 27, 2000, to fill a vacancy created by an increase in the size of the Board from 12 to 13. To maintain equally apportioned classes of directors, and since Mr. John Anderson has stated his intention to retire upon the expiration of his term at the 2001 Annual Meeting of Shareholders, Mr. Reuben Anderson has been nominated to serve with the class of directors whose term expires at the 2001 Annual Meeting of Shareholders. The persons named as proxies in the accompanying proxy card have indicated that they intend to vote for the election of the five nominees set forth hereinafter. See "Nominees for Election to Serve Until 2003," and "Nominee for Election to Serve Until 2001."

     In the event that any of the nominees for election as director are not available to serve as a director at the time of election at the Annual Meeting, proxy cards may be voted for a substitute nominee as well as for the remaining nominees named herein. However, the Company's management has no reason to anticipate that any nominees will be unavailable.

     THE BOARD RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR SET FORTH BELOW.

NOMINEES FOR ELECTION TO SERVE UNTIL 2003

  Coley L. Bailey, Age 49

     Director of the Company since 1978 and Chairman of the Board since 1988. For more than the past five years, Mr. Bailey has been engaged in farming activities in Yalobusha County, Mississippi.

  Woods E. Eastland, Age 55

     Director of the Company since July 1994. Since 1986, Mr. Eastland has been President and Chief Executive Officer of Staple Cotton Cooperative Association (Staplcotn) and its subsidiary Staple Cotton Discount Corporation
(Stapldiscount), a cotton marketing cooperative and a financing cooperative, respectively, each located in Greenwood, Mississippi.

  John Sharp Howie, Age 60

     Director of the Company since 1966 and Vice Chairman of the Board since 1988. For more than the past five years, Mr. Howie has been engaged in farming activities in Yazoo County, Mississippi.

  W. A. Percy II, Age 60

     Director of the Company since 1997. Previously served as director of the Company from 1988-1994. For more than the past five years, Mr. Percy has been engaged in farming activities in Washington County, Mississippi, and other agribusiness enterprises. He is currently President and Chief Executive Officer of Greenville Compress Company, a commercial warehouse and real estate company, and a partner in Trail Lake Enterprises, a cotton farm and gin. Mr. Percy also serves as the Chairman of the Board of ChemFirst Inc.; the Chairman of the Board of Staple Cotton Cooperative Association (Staplcotn); and a director of Entergy Corporation.

NOMINEE FOR ELECTION TO SERVE UNTIL 2001

  Reuben V. Anderson, Age 58

     Director of the Company since his appointment by the Board of Directors on January 27, 2000, to fill a vacancy created by an increase in the size of the Board from 12 to 13. For more than the past five years, Mr. Anderson has been a partner in the law firm of Phelps Dunbar L.L.P. in Jackson, Mississippi. He is a director of Trustmark National Bank, BellSouth Corporation, and The Kroger Co.

DIRECTORS CONTINUING TO SERVE UNTIL 2002

  Haley Barbour, Age 52

     Director of the Company since January 1997. For more than the past five years, Mr. Barbour has been a partner and attorney in the law firm of Barbour, Griffith & Rogers in Washington, D.C. From 1993-1997, Mr. Barbour served as Chairman of the Republican National Committee.

  Wayne Thames, Age 64

     Director of the Company since 1973. For more than the past five years, Mr. Thames has been a cattleman in Evergreen, Alabama.

  W. R. Dyess, Age 61

     Director of the Company since 1991. For more than the past five years, Mr. Dyess has served as President of Dyess Farm Center, Inc., in Bardwell, Texas, and ABC Ag Center, Inc., in Corsicana, Texas.

  David M. Ratcliffe, Age 51

     Director of the Company since 1994. Mr. Ratcliffe became the President and Chief Executive Officer of Georgia Power, an electric utility, in 1999. From 1998 until becoming President, Mr. Ratcliffe was Georgia Power's Executive Vice President and Chief Financial Officer. From 1995 to 1998, he served as Senior Vice President of External Affairs of the Southern Company, a utility holding company based in Atlanta, Georgia. From 1991 to 1995, Mr. Ratcliffe served as President and Chief Executive Officer of Mississippi Power Company, an electric utility.

DIRECTORS CONTINUING TO SERVE UNTIL 2001

  John W. Anderson, Age 65

     Director of the Company since 1989. From 1989 to 1995, Mr. Anderson was the President and Chief Executive Officer of Alabama Farmers Cooperative, Inc. ("AFC") Since Mr. Anderson's retirement from AFC in 1995, he has been engaged in the business of providing consulting services.

  Frank R. Burnside, Jr., Age 51

     Director of the Company since 1985. For more than the past five years, Mr. Burnside has been a farm supply dealer and Vice President and Manager of Newellton Elevator Company, Inc., Newellton, Louisiana.

  Charles O. Dunn, Age 52

     Director of the Company since 1992. Mr. Dunn has been employed by the Company since 1978 and was elected President and Chief Executive Officer in April 1993. Prior to becoming President and Chief Executive Officer, he served in various positions within the Company, including Executive Vice President.

  George Penick, Age 52

     Director of the Company since July 1994. Mr. Penick is President of the Foundation for the Mid-South, a private philanthropic foundation, and has served in that position since 1990.

           PROPOSAL -- APPROVAL OF THE COMPANY'S AMENDED AND RESTATED
                1995 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS
                               (PROXY ITEM NO. 2)

     The Directors' Stock Plan was originally adopted by the Board on July 20, 1995, and approved by the shareholders at their annual meeting on November 14, 1995. The Directors' Stock Plan reserved 300,000 shares of common stock for issuance to nonemployee directors of the Company through grants of stock options. The Board amended the Directors' Stock Plan on August 19, 1996, to change the grant date to July 1 to correspond with the beginning of the Company's fiscal year. The Directors' Stock Plan was amended and restated by the Board on April 17, 1997, and approved by the shareholders at their annual meeting on November 11, 1997. In its current form, the Directors' Stock Plan will expire on November 14, 2000. As of August 31, 2000, options to purchase 191,000 shares of common stock have been granted under the Directors' Stock Plan and all of those options to purchase shares remain outstanding. Only 109,000 shares of common stock remain available for future grants under the Directors' Stock Plan.

     To continue the issuance of stock incentives to our nonemployee directors, the Board adopted an amended and restated version of the Directors' Stock Plan (the "Restated Directors' Stock Plan") on August 15, 2000, that (i) makes the term of the Restated Directors' Stock Plan unlimited in duration, (ii) increases the number of shares of common stock reserved for issuance under the Restated Directors' Stock Plan from 300,000 to 400,000, and (iii) makes certain other clarifications to the Directors' Stock Plan. REPRICING OF OPTIONS IS NOT PERMITTED UNDER THE RESTATED DIRECTORS' STOCK PLAN.

     The Board requests that the shareholders approve the Restated Directors' Stock Plan to enable us to continue to attract and retain outstanding nonemployee directors.

     The following description of the Restated Directors' Stock Plan is a summary of its terms and is qualified in its entirety by reference to the complete text of the Restated Directors' Stock Plan, a copy of which appears as Appendix A to this Proxy Statement:

     SHARES RESERVED. There have been reserved for issuance under the Restated Directors' Stock Plan 400,000 shares of common stock. This represents an increase of 100,000 authorized shares of common stock over the authorization under the Directors' Stock Plan.

     GRANT OF OPTIONS. New nonemployee directors are granted an option to purchase 5,000 shares of common stock on the first business day of the Company's next succeeding fiscal year after their election. Any person who becomes Chairman of the Board will be granted an additional option to purchase 5,000 shares of common stock on the first business day of the Company's next succeeding fiscal year after his election (except that the additional option for a person who previously served as Vice Chairman will be for 3,000 shares). Any person who becomes Vice Chairman of the Board will be granted an additional option to purchase 2,000 shares of our common stock on the first business day of the Company's next succeeding fiscal year after his election. Each nonemployee director (except the Chairman and the Vice Chairman) will also be granted an annual option to purchase 2,000 shares of common stock as of each July 1 (or if not a business day, the first business day thereafter) on which such director is a member of the Board. The annual options for the Chairman and the Vice Chairman will be 4,000 shares and 3,000 shares, respectively. THE NUMBER OF OPTIONS TO BE GRANTED TO ANY NONEMPLOYEE DIRECTOR HAS NOT BEEN CHANGED UNDER THE RESTATED DIRECTORS' STOCK PLAN.

     OPTION PRICE. The option price with respect to each option granted to nonemployee directors shall be not less than 100% of the fair market value of our common stock on the date the stock option is granted. The Board has determined that "fair market value" shall be defined as the average of the closing price of our common stock as reported on the New York Stock Exchange for the last 20 trading days prior to the date of option grant or as otherwise required by applicable law or regulation. The purchase price may be paid by check or by the delivery of shares of our common stock then owned by the participant or by cashless exercise.

     OPTION TERM. The option term shall be 10 years. All options granted to nonemployee directors shall become exercisable beginning one year after the date of the option grants in installments of 20% per year and shall be fully exercisable six years from the date of the option grants, or earlier upon retirement of the director or upon a change of control of the Company. A change of control with respect to the Company occurs if:

          (a) any "person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, its affiliates and any qualified or nonqualified plan maintained by the Company or its affiliates) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding securities;

          (b) individuals who constitute a majority of the Board immediately prior to a contested election for positions on the Board cease to constitute a majority as a result of such contested election;

          (c) the Company is combined (by merger, share exchange, consolidation, or otherwise) with another entity and, as a result of such combination, less than 75% of the outstanding securities of the surviving or resulting entity are owned in the aggregate by the former shareholders of the Company; or

          (d) the Company sells, leases, or otherwise transfers all or substantially all of its properties or assets to another person or entity.

The period of exercise following death, disability or retirement shall be three years. In the event of any other termination of service on the Board, each option shall expire three months after the date of optionee's termination of service.

     NONTRANSFERABILITY. Options granted under the Restated Directors' Stock Plan are not transferable other than by will or the laws of descent and distribution or as approved by the Board. Under the Directors' Stock Plan, the Board did not have the authority to approve option transfers.

     ADJUSTMENT. The number of shares of our common stock subject to a benefit shall be adjusted if there is an increase in the number of issued shares without the payment of new consideration to the Company (for example, due to a stock dividend or stock split). In connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Board may (i) authorize the issuance or assumption of benefits or (ii) substitute on an equitable basis for shares reserved for issuance or granted under the Restated Directors' Stock Plan the consideration to be received by holders of our common stock.

     TERM. The term of the Restated Directors' Stock Plan will be unlimited in duration. The term of the Directors' Stock Plan is for a period of five years and will expire on November 14, 2000, if the Restated Directors' Stock Plan is not approved.

     AMENDMENT; SUSPENSION; TERMINATION. The Board may suspend or terminate the Restated Directors' Stock Plan at any time and may amend the Restated Directors' Stock Plan at any time to conform to or benefit from changes in the law. Shareholder approval is required for any amendments to (i) increase the number of shares reserved under the Restated Directors' Stock Plan, (ii) materially modify the eligibility requirements for participation under the Restated Directors' Stock Plan, or (iii) permit repricing of option grants. An amendment, suspension, or termination cannot impair the rights under outstanding options or affect the exempt status of the Restated Directors' Stock Plan under Section 16(b) of the Securities Exchange Act of 1934.

     ADMINISTRATION. The Restated Directors' Stock Plan provides that the Board will administer the Restated Directors' Stock Plan. The Board has the authority to approve the form of grant agreements, interpret the Restated Directors' Stock Plan, and establish rules to administer the Restated Directors' Stock Plan. The Board has delegated its authority to administer the Directors' Stock Plan to the Corporate Governance Committee of the Board, which will continue to administer the Restated Directors' Stock Plan until such time as the Board assumes administration of the Restated Directors' Stock Plan or the Board delegates its authority to another committee of the Board.

     FEDERAL INCOME TAX CONSEQUENCES. Under current U.S. federal tax law, a participant who is granted an option will not realize any taxable income at the time of grant. The participant will have taxable income at the time of exercise of a nonqualified stock option equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company generally will be entitled to a corresponding deduction.

     SHAREHOLDER APPROVAL. The Restated Directors' Stock Plan shall be null and void if shareholder approval is not obtained at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY'S SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE RESTATED DIRECTORS' STOCK PLAN.

                       BOARD OF DIRECTORS AND COMMITTEES

     The Board manages the business affairs of the Company in accordance with the Mississippi Business Corporation Act, as implemented by the Company's Articles of Incorporation and Bylaws. All of the Company's directors are independent, nonemployee directors except Mr. Dunn, who is President and Chief Executive Officer. Mr. Dunn does not participate in any action of the Board that relates to executive compensation. The Board met four times in fiscal 2000. Each director spends considerable time in preparing for and attending Board and committee meetings. During fiscal 2000, each director attended at least 75% of the aggregate of all meetings of the Board and of all committees on which such director served.

BOARD COMMITTEES

     The Board has established four standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance Committee, and the Executive Committee. The members of the committees are as follows:

AUDIT                               COMPENSATION              CORPORATE GOVERNANCE                EXECUTIVE
-----                               ------------              --------------------                ---------
John W. Anderson, Chairman   John Sharp Howie, Chairman    W. R. Dyess, Chairman         Coley L. Bailey, Chairman
Reuben V. Anderson           Frank R. Burnside, Jr.        George Penick                 John W. Anderson
Haley Barbour                W. A. Percy II                W. A. Percy II                Charles O. Dunn
Woods E. Eastland            David M. Ratcliffe                                          Woods E. Eastland
Wayne Thames                                                                             John Sharp Howie

AUDIT COMMITTEE

     The Audit Committee met four times in fiscal 2000. The primary duties and responsibilities of the Audit Committee include recommending the appointment of independent auditors and monitoring the accounting and audit functions of the Company. The complete duties and responsibilities of the Audit Committee are set forth in its written Charter which is attached hereto as Appendix B. Each member of the Audit Committee is an independent, nonemployee director. All of the members of the Audit Committee are considered by the Board to be financially literate and at least two, Mr. John Anderson and Mr. Eastland, are considered by the Board to have accounting or related financial management expertise.

COMPENSATION COMMITTEE

     The Compensation Committee met four times in fiscal 2000. Except when an applicable statute, regulation, or plan provision requires action by the full Board, the Compensation Committee establishes any general changes in wages, salaries, perquisites and profit sharing of nonexempt and exempt employees; amends and monitors all of our qualified and nonqualified benefit plans (except the Directors' Stock Plan); and establishes executive officers' salaries, bonuses, perquisites, stock and other plans. During fiscal 2000, the Compensation Committee was also responsible for administering the Directors' Stock Plan and recommending to the full Board compensation for directors' service to the Company, which recommendations are now made by the Corporate Governance Committee. Each member of the Compensation Committee is an independent, nonemployee director.

CORPORATE GOVERNANCE COMMITTEE

     The Corporate Governance Committee met four times in fiscal 2000. Its duties and responsibilities include acting as a nominating committee for the slate of directors and officers, periodically reviewing the performance of the Board, and establishing the criteria by which Board members are to be selected and evaluated. Effective July 1, 2000, the Corporate Governance Committee administers the Directors' Stock Plan and recommends to the full Board compensation for directors' service to the Company. Shareholder recommendations for director nominees may be considered, but there are no established procedures for the submission of such recommendations to the Corporate Governance Committee. Each member of the Corporate Governance Committee is an independent, nonemployee director.

EXECUTIVE COMMITTEE

     The Executive Committee met once in fiscal 2000. To the extent permitted by law and the Company's Bylaws, the Executive Committee has the authority between meetings of the Board to take all actions that the Board as a whole can take.

                            DIRECTORS' COMPENSATION

FEES AND EXPENSES

     During fiscal 2000, all nonemployee directors except Mr. Bailey and Mr. Howie received or, absent the effect of the Deferred Compensation Plan described below and any irrevocable deferral election pursuant thereto, would have been entitled to receive, an annual retainer of $20,000. In addition, each nonemployee director except Mr. Bailey received a $1,000 attendance fee for, and was reimbursed expenses related to, each Board and Committee meeting.

     Mr. Bailey, as Chairman of the Board, received or, absent the effect of the Deferred Compensation Plan described below and any irrevocable deferral election pursuant thereto, would have been entitled to receive, a $50,000 annual retainer. Mr. Howie, as Vice Chairman of the Board, received or, absent the effect of the Deferred Compensation Plan described below and any irrevocable deferral election pursuant thereto, would have been entitled to receive, an annual retainer of $30,000. Mr. Dunn, as President and Chief Executive Officer, received no remuneration for serving as a director.

NONEMPLOYEE DIRECTORS' STOCK OPTIONS

     Pursuant to the Company's 1995 Stock Option Plan for Nonemployee Directors ("Directors' Stock Plan"), each nonemployee director, except Mr. Bailey, Mr. Howie, and Mr. Reuben Anderson, received in fiscal 2000 an annual grant of nonqualified stock options to purchase 2,000 shares of the Company's common stock. Mr. Bailey, as Chairman of the Board, received options to purchase 4,000 shares, and Mr. Howie, as Vice Chairman of the Board, received options to purchase 3,000 shares. Since Mr. Reuben Anderson was appointed a director on January 27, 2000, he was not eligible to receive any stock options in fiscal 2000 as provided by the Directors' Stock Plan. The options granted to nonemployee directors become exercisable in 20% increments over a six-year period of time after the grant date. The exercise price for each option granted pursuant to the Directors' Stock Plan is the market price for the Company's common stock on the date of the grant, as determined in accordance with the Directors' Stock Plan.

NONEMPLOYEE DIRECTORS' DEFERRED COMPENSATION PLAN

     The Nonemployee Directors' Deferred Compensation Plan more closely aligns nonemployee directors' interests with those of the shareholders by requiring that they place at least 50% of their annual retainer at risk in exchange for receipt of deferred compensation based on future growth in the value of the Company's common stock. In addition, each nonemployee director has the option to place the other half of his annual retainer at risk for receipt of deferred compensation based on future growth in the value of the Company's common stock. All nonemployee directors exercised their rights to irrevocably elect to defer the remaining 50% of their 2000 annual retainer with the exception of Mr. Bailey who deferred 4%. We have opened a "deferred stock account" in each nonemployee director's name on our books. This account reflects a number of shares of "deferred stock" in the Company equal to 150% of the number of shares that could have been purchased at the lesser of the market price on the first day of the retainer period (January 1) or the market price as of the July 1 immediately prior to the retainer period. Deferred stock credited to a director's account is phantom stock that provides no voting rights or other incidents of ownership of stock and constitutes merely a bookkeeping entry reflecting an unsecured debt owed by the Company to the nonemployee director. Each nonemployee director's account will be credited with dividends (expressed as a number of deferred shares) and adjusted to reflect stock splits, exchanges of stock in connection with a merger, and the like. Distribution from each nonemployee director's deferred stock account is made in the form of common stock of the Company or cash as elected by the director at the time of deferral.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     a. Security Ownership of Certain Beneficial Owners. The following table shows shares of the Company's stock that we believe were beneficially owned as of June 30, 2000, based on filings required of such owners by the Securities and Exchange Commission.

                 NAME AND ADDRESS                     AMOUNT AND NATURE OF
                OF BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP     PERCENT OF CLASS
                -------------------                  -----------------------   ----------------
Pioneer Investment Management, Inc. ...............         1,880,000                7.19
  a/k/a Pioneering Management Corporation
  60 State Street
  Boston, MA 02109

Dimensional Fund Advisors, Inc. ...................         2,007,261                7.67
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401

     b. Security Ownership of Management. The following table shows the number of shares of the Company's common stock which was beneficially owned by each director and Named Executive Officer (as defined below under the heading "Base Salary") as of June 30, 2000, together with the aggregate number of shares owned beneficially by all directors and executive officers as a group. No director or executive officer listed below beneficially owned more than 1% of the shares outstanding as of June 30, 2000, except Mr. Dunn who owned approximately 1.2% of the shares outstanding. The sum of the beneficial ownership of the directors and executive officers as a group represents approximately 5% of the shares outstanding as if the options and deferred stock units among those shares had all been outstanding on June 30, 2000.


                                                                  AMOUNT AND NATURE
NON-EMPLOYEE DIRECTORS                                        OF BENEFICIAL OWNERSHIP(1)
----------------------                                        --------------------------
John W. Anderson(2).........................................             29,942
Reuben V. Anderson(3).......................................              6,708
Coley L. Bailey(4)..........................................             43,722
Haley Barbour(5)............................................             14,615
Frank R. Burnside, Jr.(6)...................................             51,414
W. R. Dyess(7)..............................................             36,846
Woods E. Eastland(8)........................................             24,272
John Sharp Howie(9).........................................             31,990
George Penick(10)...........................................             18,010
W. A. Percy II(11)..........................................             16,352
David M. Ratcliffe(12)......................................             18,318
Wayne Thames(13)............................................             32,022

NAMED EXECUTIVE OFFICERS
Charles O. Dunn(14).........................................            304,272
C. E. McCraw(15)............................................            150,391
Robert E. Jones(16).........................................            145,492
Timothy A. Dawson(17).......................................             99,700
David W. Arnold(18).........................................            101,600

All Directors and Executive Officers as a Group(19).........          1,346,487


---------------

 (1) Beneficial ownership is the ownership of stock, either direct or indirect, which includes the power to vote or the power to dispose of the stock. Stock which an individual may acquire by exercising options or by distribution from an employee benefits plan is beneficially owned under certain circumstances even if such an exercise or distribution has not taken place.

     The figures in the table include shares of stock that the named individuals own directly. In addition, these figures include shares that certain named individuals own, or are presumed to own, indirectly as a result of their relationship with another person or entity.

     The table reflects deferred stock units credited to individual directors under the Nonemployee Directors' Deferred Compensation Plan and to individual executive officers under the Executive Deferred Compensation Plan. The figures in the table assume that deferred stock units could be converted into common stock and distributed to the named individuals within 60 days of June 30, 2000, even though many of the units referenced in the table will not be eligible for conversion and distribution within that time frame.

     The table also reflects shares subject to nonqualified stock options issued to the named individuals pursuant to the Directors' Stock Plan or the Amended and Restated Mississippi Chemical Corporation 1994 Stock Incentive Plan which could have been exercised by the named individuals on June 30, 2000, or that will become exercisable within 60 days after June 30, 2000. If exercised as described above, the stock options listed in the above table would have no value since the price of the Company's common stock on that date was less than the exercise price on all the options which could have been exercised through that date.

     For each named individual, a footnote indicates the number of deferred stock units, options, and other indirectly held shares included in the total number. The footnote also identifies the extent to which each of the named individuals shares voting power and/or the power to dispose of any of the beneficially owned shares.

 (2) Includes 8,017 deferred stock units under the Nonemployee Directors' Deferred Compensation Plan; also includes options to purchase 7,600 shares which are currently exercisable or will become exercisable within 60 days; and 1,000 shares which are owned by his wife, Evelyn Anderson. Mr. Anderson disclaims beneficial ownership of the 1,000 shares owned by his wife.

 (3) Includes 5,708 deferred stock units under the Nonemployee Directors' Deferred Compensation Plan.

 (4) Includes 15,465 deferred stock units under the Nonemployee Directors' Deferred Compensation Plan; also includes options to purchase 15,200 shares which are currently exercisable or will become exercisable within 60 days. Mr. Bailey shares investment power over 2,000 shares belonging to Joe N. Bailey, Jr. Family Trust.

 (5) Includes 9,771 deferred stock units under the Nonemployee Directors' Deferred Compensation Plan; also includes options to purchase 4,200 shares which are currently exercisable or will become exercisable within 60 days; and 250 shares which are owned by the Barbour, Griffith & Rogers Profit Sharing Trust.

 (6) Includes 9,771 deferred stock units under the Nonemployee Directors' Deferred Compensation Plan; also includes options to purchase 7,600 shares which are currently exercisable or will become exercisable within 60 days; 100 shares owned by Mr. Burnside's daughter, Berry Jane Burnside; 100 shares owned by Mr. Burnside's son, Frank Burnside, III; and 28,736 shares which are owned by Newellton Elevator Company, Inc., which is an affiliate of Mr. Burnside's. Mr. Burnside disclaims beneficial ownership of the 100 shares owned by his daughter and the 100 shares owned by his son. Mr. Burnside shares the power to vote and dispose of the shares owned by Newellton Elevator Company, Inc.

 (7) Includes 9,771 deferred stock units under the Nonemployee Directors' Deferred Compensation Plan; also includes options to purchase 7,600 shares which are currently exercisable or will become exercisable within 60 days; 16,100 shares which are owned by Dyess Farm Center, Inc.; and 2,704 shares which are owned by ABC Ag Center, Inc. Dyess Farm Center, Inc., and ABC AG Center, Inc., are affiliates of Mr. Dyess's.

 (8) Includes 9,771 deferred stock units under the Nonemployee Directors' Deferred Compensation Plan; also includes options to purchase 7,600 shares which are currently exercisable or will become exercisable within 60 days.

 (9) Includes 14,650 deferred stock units under the Nonemployee Directors' Deferred Compensation Plan; also includes options to purchase 10,800 shares which are currently exercisable or will become exercisable within 60 days; and 1,903 shares which are owned by Pauline W. Howie and John Sharp Howie DBA Cedar Grove Plantation.

(10) Includes 8,618 deferred stock units under the Nonemployee Directors' Deferred Compensation Plan; also includes options to purchase 7,600 shares which are currently exercisable or will become exercisable within 60 days.

(11) Includes 9,771 deferred stock units under the Nonemployee Directors' Deferred Compensation Plan; also includes options to purchase 2,400 shares which are currently exercisable or will become exercisable within 60 days.

(12) Includes 9,771 deferred stock units under the Nonemployee Directors' Deferred Compensation Plan; also includes options to purchase 7,600 shares which are currently exercisable or will become exercisable within 60 days.

(13) Includes 9,771 deferred stock units under the Nonemployee Directors' Deferred Compensation Plan; also includes options to purchase 7,600 shares which are currently exercisable or will become exercisable within 60 days.

(14) Includes 7,717 deferred stock units under the Executive Deferred Compensation Plan; also includes options to purchase 272,288 shares which are currently exercisable or will become exercisable within 60 days.

(15) Includes 2,131 deferred stock units under the Executive Deferred Compensation Plan; also includes options to purchase 139,210 shares which are currently exercisable or will become exercisable within 60 days.

(16) Includes 2,705 deferred stock units under the Executive Deferred Compensation Plan; also includes options to purchase 133,750 shares which are currently exercisable or will become exercisable within 60 days.

(17) Includes 3,475 deferred stock units under the Executive Deferred Compensation Plan; also includes options to purchase 88,225 shares which are currently exercisable or will become exercisable within 60 days.

(18) Includes options to purchase 100,600 shares which are currently exercisable or will become exercisable within 60 days.

(19) Includes 25,885 shares owned by executive officers not named in the table; 1,346 deferred stock units credited to such officers under the Executive Deferred Compensation Plan; and options to purchase 193,590 shares granted to such officers which are currently exercisable or will become exercisable within 60 days.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

     The Board has established a four-member Compensation Committee. Each member of the Committee is an independent, nonemployee director.

     Our executive compensation program is designed to attract and retain qualified executives by providing a total compensation package that is competitive with compensation packages provided by comparable organizations. In addition, the executive compensation program seeks to align the interests of management with the interests of our shareholders and to promote the enhancement of shareholder value by encouraging our executive officers to maintain a certain level of stock ownership and providing stock-based performance compensation arrangements. Through its bonus programs, the executive compensation program also motivates management to attain preset commercial goals for the Company. The 2000 fiscal year executive compensation program and a specific discussion as to the compensation of Mr. Dunn, the President and Chief Executive Officer, are set forth below.

STOCK OWNERSHIP GUIDELINES

     In order to advance its belief that shareholder value will be enhanced by tying the interests of the Company's executive officers to those of the Company's shareholders, the Compensation Committee established stock ownership guidelines for the executive officers which encourage or, in some circumstances, require each executive officer to own and maintain a certain amount of the Company's common stock at his own expense. The specific guideline amount applicable to each individual is dependent on his position with the Company.

BASE SALARY

     The Compensation Committee approved the individual salary levels set forth on the Summary Compensation Table for the five highest compensated executive officers (collectively, the "Named Executive Officers") after (i) reviewing factors such as position and compensation levels for comparable positions in similar organizations (including companies represented in the Custom Composite Index now shown in the Performance Graph), (ii) conducting subjective individual performance evaluations that focused upon key financial criteria, such as earnings per share, return on equity and growth in shareholder value and nonfinancial performance measures, such as employee, customer and supplier relationships, environmental compliance, employee safety, productivity enhancements and management development, and (iii) considering the recommendations of Mr. Dunn regarding individual pay treatment for the Named Executive Officers other than himself. The Committee's evaluation of Mr. Dunn was based on the same criteria plus the following additional subjective criteria: his representation of the Company to investors and financial analysts, his participation in industry and community affairs, and his relationship with the Board and customers, as well as with our employees.

ANNUAL BONUSES

     The Officer and Key Employee Incentive Plan permits annual bonuses to participants selected by the Compensation Committee based on an "economic value added" concept. No bonuses are paid under the Officer and Key Employee Incentive Plan unless our "Consolidated Performance" equals our "Weighted Average Cost of Capital," all as defined in the Officer and Key Employee Incentive Plan as "Threshold Performance." We achieve Superior Performance and Extraordinary Performance when our Consolidated Performance exceeds our Weighted Average Cost of Capital by 8% and 20%, respectively. When our Consolidated Performance equals Threshold, Superior or Extraordinary Performance, each participant receives a bonus equal to his "Threshold Bonus," "Superior Bonus," or "Extraordinary Bonus" as established by the Compensation Committee. When our Consolidated Performance exceeds our Threshold Performance but is less than our Superior Performance, or exceeds our Superior Performance but is less than our Extraordinary Performance, each participant receives a bonus adjusted to reflect the extent to which our Performance exceeds Threshold or Superior Performance, as the case may be. The Compensation Committee has the discretion to reduce any Bonus down to the Threshold Bonus. The President and Chief Executive Officer's Threshold Bonus is 30% of his base salary, his Superior Bonus is 60% of his base salary and his Extraordinary Bonus is 90% of his base salary. The four other Named Executive Officers are also included in the Incentive Plan. Their Threshold Bonuses are 15%, their Superior Bonuses are 30%, and their Extraordinary bonuses are 45%. No bonuses were paid under the Incentive Plan during fiscal 1999 or 2000 because we did not reach Threshold Performance.

     The Named Executive Officers, along with all of our other corporate headquarters and nitrogen employees, were also eligible for a profit sharing payment of up to 10% of their base annual salaries, based solely on our consolidated operating results during fiscal 2000. The Named Executive Officers did not receive a profit sharing payment for services rendered in fiscal 1999 or 2000.

EXECUTIVE DEFERRED COMPENSATION PLAN

     The Executive Deferred Compensation Plan more closely aligns the interests of the Company's executive officers and certain key employees selected by the Compensation Committee with those of the shareholders by allowing the participants to risk certain payments otherwise payable to them for deferred compensation based on future growth in the value of the Company's common stock. Participants may irrevocably elect, prior to the beginning of a calendar year, to defer for a minimum period of 18 months from the date of the election some or all of any profit sharing, bonus payment, and/or up to 10% of their salaries that they would otherwise receive in such calendar year. The Company has opened a "deferred stock account" in each participant's name on the Company's books. This account reflects a number of shares of "deferred stock" in the Company equal to 150% of the number of shares that could be purchased at the lesser of the market price as of the July 1 immediately prior to the calendar year in which the payment in question would otherwise have occurred or the market price on the date the deferred amount would otherwise have been paid. Deferred stock provides no voting rights or other incidents of ownership of stock and constitutes merely a bookkeeping entry reflecting an unsecured debt from the Company to the participant. Each participant's account will be credited with dividends (expressed as a number of deferred shares) and adjusted to reflect stock splits, exchanges of stock in connection with a merger, and the like. Payment, when made, will be in the form of actual Company common stock, and the number of shares received will equal the number of deferred shares then credited to a participant's deferral account. The deferred payment will not be included in a participant's income until distribution of the stock is made from the stock deferral account. The amount taken into income will be the then market value of the Company's common stock. Although all Named Executive Officers except Dr. Arnold elected to defer 100% of any profit sharing and bonus payments they were entitled to receive as a result of services rendered in fiscal 2000, no credits were posted to their deferred stock accounts due to the fact that no bonus or profit sharing payments were made to these individuals in fiscal 2000.

STOCK INCENTIVE PLAN

     The Compensation Committee also administers the Company's Amended and Restated 1994 Stock Incentive Plan (the "Stock Incentive Plan"). The Committee evaluated the contribution of executive officers and key employees, including the Named Executive Officers, and based on its evaluation, granted options to purchase an aggregate of 398,000 shares of the Company's common stock during the fiscal year ended June 30, 2000. The specific grants made to the Named Executive Officers are set forth in the Stock Option Grants Table below under the caption "Stock Options" contained in the description of "Executive Compensation." Individual grants are based primarily on the grantee's level of responsibility and potential impact on the Company's consolidated performance. The exercise or purchase price applicable to all options to purchase shares granted pursuant to the Stock Incentive Plan is equal to the fair market value of such stock on the date of option grant, as determined in accordance with the Stock Incentive Plan.

INTERNAL REVENUE CODE SECTION 162(M) IMPLICATIONS FOR EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code generally limits the Company's federal income tax deduction for compensation paid to each of the Named Executive Officers to $1,000,000 per year. The Internal Revenue Code provides an exemption from the deduction limit for certain types of "performance-based compensation." The Compensation Committee's general philosophy has been to qualify incentive compensation arrangements for the Named Executive Officers for the "performance-based compensation" exemption, so as to preserve our federal income tax deduction for such arrangements to the extent practicable should compensation for the Named Executive Officers ever approach $1,000,000 in any given year. Specifically, the Stock Incentive Plan, the Officer and Key Employee Incentive Plan and the Executive Deferred Compensation Plan are generally intended to provide benefits that qualify as "performance-based compensation" that is exempt from the $1,000,000 deduction limit. However, the Compensation Committee has not adopted a blanket policy limiting executive compensation to fully tax-deductible amounts in every case, and nondeductible payments could occur, for example, in the event of a change of control.

     None of the Named Executive Officers exceeded the $1,000,000 limit for fiscal year 2000. It is not anticipated that any of the Named Executive Officers will exceed the limit for fiscal year 2001.

COMPENSATION COMMITTEE COMPOSITION

     The foregoing report is submitted by the members of the Compensation Committee as of June 30, 2000: John Sharp Howie (Chairman), Frank R. Burnside, Jr., W. A. Percy II, and David Ratcliffe.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND OTHER COMPENSATION

     The table below sets forth the compensation paid by the Company to each of the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                     ANNUAL COMPENSATION                COMPENSATION
                                        ---------------------------------------------   ------------
                                                                           OTHER         SECURITIES
                                                                          ANNUAL         UNDERLYING
                                               SALARY(1)   BONUS(2)   COMPENSATION(3)     OPTIONS
NAME AND PRINCIPAL POSITION             YEAR      ($)        ($)            ($)             (#)
---------------------------             ----   ---------   --------   ---------------   ------------
Charles O. Dunn.......................  2000    501,692         0         15,207           76,000
  President and Chief                   1999    489,456         0         14,071           38,000
  Executive Officer                     1998    424,836         0         12,026           38,000
C. E. McCraw..........................  2000    272,051         0          7,964           40,000
  Senior Vice President --              1999    265,416         0          7,779           20,000
  Operations                            1998    241,851         0          7,396           19,000
Robert E. Jones.......................  2000    272,051         0          7,964           40,000
  Senior Vice President --              1999    265,416         0          7,664           20,000
  Corporate Development                 1998    233,643         0          6,765           18,000
Timothy A. Dawson.....................  2000    220,736         0          6,573           30,000
  Senior Vice President                 1999    215,352         0          6,213           15,000
  and Chief Financial Officer           1998    195,204         0          5,826           14,000
David W. Arnold.......................  2000    215,471         0          6,736           28,000
  Senior Vice President --              1999    210,216         0          6,207           14,000
  Technical Group                       1998    199,980     9,739          6,076           14,000

---------------

(1) Although each of the Named Executive Officers is normally entitled to a raise in excess of 2 1/2% under the Company's salary administration program, raises effective July 1, 1999, for all executive officers were limited to 2 1/2% by the Compensation Committee as a result of the Company's performance. The Compensation Committee did not award raises to any executive officer for fiscal year 2001, which would have been effective July 1, 2000, as a result of the Company's performance.

(2) None of the Named Executive Officers received a bonus or profit sharing payment for fiscal 1999 or 2000. Mr. Dunn, Mr. McCraw, Mr. Jones and Mr. Dawson elected to defer their 1998 profit sharing payments of $20,690; $11,778; $11,378 and $9,506, respectively, pursuant to the Executive Deferred Compensation Plan. These amounts are excluded from the table, and the amounts of deferred stock units credited to these individuals pursuant to the Executive Deferred Compensation Plan are reflected in the Beneficial Ownership of Stock Table.

(3) Amounts represent the Company's matching contributions on the employee's salary deferral contributions under the 401(k) Plan and Supplemental Benefit Plan.

STOCK OPTIONS

     The following table contains information concerning the grant of stock options to the Named Executive Officers during fiscal 2000. We used the Black-Scholes option pricing model to develop the theoretical values set forth under the "Grant Date Present Value" column. The Black-Scholes option pricing model includes assumptions which may or may not be realized or realistic. Each Named Executive Officer realizes value from the stock options only to the extent that the price of the Company's common stock on the exercise date exceeds the price of the stock on the grant date. Thus, there is no assurance that the value realized by the Named Executive Officers will be at or near the value estimated by the Black-Scholes model. These amounts should not be used to predict performance of the Company's common stock.

                  STOCK OPTION GRANTS DURING FISCAL YEAR 2000

                                                 INDIVIDUAL GRANTS
                                    -------------------------------------------
                                    NUMBER OF
                                    SECURITIES     % OF TOTAL
                                    UNDERLYING   STOCK OPTIONS      PURCHASE,                  GRANT DATE
                                     OPTIONS       GRANTED TO     EXERCISE, OR                  PRESENT
                                     GRANTED      EMPLOYEES IN    BASE PRICE(2)   EXPIRATION    VALUE(3)
NAME                                   (#)       FISCAL YEAR(1)     ($/SHARE)        DATE         ($)
----                                ----------   --------------   -------------   ----------   ----------
Charles O. Dunn...................    76,000         19.10            9.87         07/01/09     304,760
C. E. McCraw......................    40,000         10.05            9.87         07/01/09     160,400
Robert E. Jones...................    40,000         10.05            9.87         07/01/09     160,400
Timothy A. Dawson.................    30,000          7.54            9.87         07/01/09     120,300
David W. Arnold...................    28,000          7.03            9.87         07/01/09     112,280

---------------

(1) Total options to purchase the Company's common stock granted during fiscal 2000 were for 398,000 shares to the Named Executive Officers and all other employees. All options granted are exercisable within six months of their July 1, 1999, grant date. No stock appreciation rights ("SARs") were granted in fiscal 2000. All options vest immediately in the event of a change of control as defined in the Stock Incentive Plan.

(2) Determined by the average closing price of the Company's common stock on the New York Stock Exchange on the 20 trading days prior to the grant date.

(3) The model assumptions include (a) an option term of six years, (b) a risk-free rate of return of 6.25%, (c) a 33% volatility, and (d) an expected dividend yield of 1.19%. If exercised on August 31, 2000, the stock options granted in fiscal 2000 would have no value since the market value of the Company's common stock as of that date was less than the exercise price of $9.87 per share.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth information relating to the exercise of options during fiscal 2000 by the Named Executive Officers and unexercised options held by the Named Executive Officers as of June 30, 2000:

              AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000 AND
        VALUE OF UNEXERCISED OPTIONS FOR FISCAL YEAR ENDED JUNE 30, 2000

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED          VALUE OF UNEXERCISED
                             SHARES                         OPTIONS AT                  STOCK OPTIONS AT
                            ACQUIRED                     FY-END 06/30/00                 FY-END 06/30/00
                               ON       VALUE                  (#)                             ($)
                            EXERCISE   REALIZED   ------------------------------   ---------------------------
NAME                          (#)        ($)      EXERCISABLE(1)   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        --------   --------   --------------   -------------   -----------   -------------
Charles O. Dunn...........     0          0          272,288             0              0              0
C. E. McCraw..............     0          0          139,210             0              0              0
Robert E. Jones...........     0          0          133,750             0              0              0
David W. Arnold...........     0          0          100,600             0              0              0
Timothy A. Dawson.........     0          0           88,225             0              0              0

---------------

(1) Exercisable numbers are the number of options that could have been exercised as of June 30, 2000.

PENSION AND OTHER RETIREMENT BENEFITS

     The following table sets forth the estimated single-life annual pension annuity benefit provided to eligible participants at age 65 under the Company's Retirement Plan and Supplemental Benefit Plan combined, based on the specified levels of pay and years of credited service. Since certain Internal Revenue Code provisions limit the benefits available to executive officers and certain key employees under the Company's qualified defined benefit ("Retirement Plan") and defined contribution ("401(k) Plan") plans, the Company sponsors the Supplemental Benefit Plan to provide to such employees the benefits that are available to all other participants in the Retirement Plan and 401(k) Plan. Listed benefits are not subject to deductions for social security or other offset amounts.

                               PENSION PLAN TABLE
                                  (IN DOLLARS)

                                                              YEARS OF SERVICE
                                               -----------------------------------------------
                REMUNERATION                     15        20        25        30        35
                ------------                   -------   -------   -------   -------   -------
 25,000......................................    4,688     6,250     7,813     9,375    10,938
 50,000......................................    9,375    12,500    15,625    18,750    21,875
100,000......................................   23,183    30,100    36,838    43,800    50,943
150,000......................................   38,183    50,100    61,838    73,800    85,943
200,000......................................   53,183    70,100    86,838   103,800   120,943
250,000......................................   68,183    90,100   111,838   133,800   155,943
300,000......................................   83,183   110,100   136,838   163,800   190,943
350,000......................................   98,183   130,100   161,838   193,800   225,943
400,000......................................  113,183   150,100   186,838   223,800   260,943
450,000......................................  128,183   170,100   211,838   253,800   295,943
500,000......................................  143,183   190,100   236,838   283,800   330,943

     Pension benefits are based on the average of the participant's five highest annual earnings amounts during employment and do not include bonus, overtime or shift differentials. The table below shows the average earnings (calculated as described above) of, and the number of years of credited service obtained by, the Named Executive Officers as of the end of fiscal 2000.

                                                              AVERAGE    YEARS OF
NAME                                                          EARNINGS   SERVICE
----                                                          --------   --------
Charles O. Dunn.............................................  $423,248      21
C. E. McCraw................................................  $248,796      26
Robert E. Jones.............................................  $232,193      25
David W. Arnold.............................................  $199,224      33
Timothy A. Dawson...........................................  $190,566      18

SEVERANCE AGREEMENTS

     The Compensation Committee has approved the entering of severance agreements between the Company and each of the Named Executive Officers. Each of the agreements with the Named Executive Officers provides certain additional compensation in the event of termination of the executive's employment in connection with a change of control (as defined in the agreements) of the Company. Payments are triggered under each agreement if the executive is terminated within three years following a change of control "without cause" (as defined in the agreements); if the executive terminates employment for "good reason" (as defined in the agreements) within three years following a change of control; or if the executive terminates employment for any reason within 90 days of a change of control. The benefits paid generally include an amount equal to the executive's annual base salary; a pro rata portion of the executive's target bonus ("Superior Bonus" as defined in the Officer and Key Employee Incentive
Plan) for the current fiscal year; a cash payment equal to 36 or more months of medical plan premiums; and continuation of, and payment of premiums for, certain welfare benefits. If the executive executes a liability release in the Company's favor, he will be entitled to benefits equal to another two times his base salary. Total benefits contingent on termination of employment in connection with a change of control (including special change of control benefits under the Supplemental Benefit Plan and Stock Incentive Plan) are generally limited so that the Company will not pay any "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code unless the amounts that would be reduced to avoid any such excess parachute payment are more than the additional taxes (including the excise tax under Internal Revenue Code Section 4999) that would be due if such amounts were paid to the executive.

                               PERFORMANCE GRAPH

     The following graph compares the five-year cumulative total returns of an investment of $100 in the Company's common stock, the S&P 600, and the 6-Stock Custom Composite Index, a self-selected peer group of fertilizer manufacturers that consists of Agrium Inc., IMC Global Inc., Norsk Hydro AS-ADR, Phosphate Resource Partners, Potash Corporation of Saskatchewan and Terra Industries Inc.

                                                      Mississippi Chemical                S&P 600
Jun-95                                                              100.00                 100.00
Jun-96                                                              102.00                 126.00
Jun-97                                                              108.00                 153.00
Jun-98                                                               87.00                 183.00
Jun-99                                                               54.00                 179.00
Jun-00                                                               27.00                 205.00

                                                      Custom Composit Index
Jun-95                                                               100.00
Jun-96                                                               122.00
Jun-97                                                               127.00
Jun-98                                                               110.00
Jun-99                                                                88.00
Jun-00                                                                89.00

                             AUDIT COMMITTEE REPORT

     The Audit Committee has: (a) reviewed and discussed the audited financial statements with the management of the Company; (b) discussed with the Company's independent auditors, Arthur Andersen LLP, the matters required to be discussed by Statement on Auditing Standards No. 61; (c) received from the Company's independent auditors the written disclosures and the letter required by Independence Standard Board Standard No. 1, and has discussed with the Company's independent auditors their independence; and (d) based on the review and discussions referred to in clauses (a), (b) and (c) above, recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal year 2000 for filing with the Securities and Exchange Commission.

     The foregoing report is submitted by the members of the Audit Committee as of June 30, 2000.


'/s/ JOHN W. ANDERSON'                                      '/s/ WOODS E. EASTLAND'
-----------------------------------------------------       -----------------------------------------------------
John W. Anderson (Chairman)                                 Woods E. Eastland

'/s/ Ruben V. ANDERSON'                                     '/s/ WAYNE THAMES'
-----------------------------------------------------       -----------------------------------------------------
Reuben V. Anderson                                          Wayne Thames

'/s/ WOODS E. EASTLAND'
-----------------------------------------------------
Haley Barbour

                              GENERAL INFORMATION

SHAREHOLDER PROPOSALS

     Any proposals that shareholders desire to have presented at the 2001 Annual Meeting of Shareholders must be received by us at our principal executive offices no later than July 1, 2001, for inclusion in our 2001 proxy materials.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Securities and Exchange Act of 1934 requires all of the Company's executive officers and directors to report any changes in their ownership of the Company's common stock to the Securities and Exchange Commission and to us. Based solely upon a review of these reports, or representations from certain reporting persons that no reports on Form 5 were required to be filed by them, we believe that during fiscal 2000 our executive officers and directors complied with all Section 16 filing requirements.

INDEPENDENT AUDITORS

     Arthur Andersen LLP, independent certified public accountants, served as the Company's independent auditor for fiscal year 2000. Representatives of Arthur Andersen LLP are expected to be present at our Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Upon the recommendation of the Audit Committee, the Board has selected Arthur Andersen LLP as the Company's independent auditor for fiscal year 2001.

                                            MISSISSIPPI CHEMICAL CORPORATION

                                            By: /s/ ROSALYN B. GLASCOE
                                              ----------------------------------
                                              Rosalyn B. Glascoe, Corporate
                                                Secretary

                                                                      APPENDIX A

                        MISSISSIPPI CHEMICAL CORPORATION
                              AMENDED AND RESTATED
                1995 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

                           EFFECTIVE NOVEMBER 7, 2000

     1. Purpose. The purpose of the Mississippi Chemical Corporation Amended and Restated 1995 Stock Option Plan for Nonemployee Directors (the "Plan") is to encourage members of the Board of Directors, including emeritus directors (the "Board"), who are not officers or full-time employees of Mississippi Chemical Corporation (the "Company") or any of its subsidiaries ("Nonemployee Directors"), to become shareholders in the Company thereby giving them a stake in the growth and profitability of the Company, to enable them to represent the viewpoint of the shareholders of the Company more effectively, to encourage them to continue serving as directors, and to provide them with long-term incentives competitive with the median level of such incentives among companies of a similar size and industry.

     2. Shares Reserved. There is hereby reserved for issuance under the Plan an aggregate of 400,000 shares of common stock of the Company, subject to adjustment pursuant to Section 7 below, which may be authorized but unissued or treasury shares. If there is a lapse, expiration, termination or cancellation of any option granted under this Plan, all unissued shares subject to the option may again be used for new options granted under this Plan.

     3. Grant of Options. Each person who becomes a Nonemployee Director shall be granted an initial option to purchase 5,000 shares of common stock as of the first business day of the next succeeding fiscal year of the Company. Any person who becomes Chairman of the Board shall be granted an additional option to purchase 5,000 shares of common stock as of the first business day of the next succeeding fiscal year of the Company (except that the additional option for a person who previously served as Vice Chairman shall be for 3,000 shares). Any person who becomes Vice Chairman of the Board shall be granted an additional option to purchase 2,000 shares of common stock as of the first business day of the next succeeding fiscal year of the Company.

     Each Nonemployee Director who is granted an initial option hereunder shall be granted an additional option to purchase 2,000 shares of common stock as of each July 1 (or if not a business day, the first business day thereafter) on which the Nonemployee Director is a member of the Board. The annual options for the Chairman and Vice Chairman of the Board shall be for 4,000 and 3,000 shares, respectively.

     4. Option Price. The option price for each option granted to Nonemployee Directors shall be not less than 100% of the fair market value of the common stock of the Company on the date the stock option is granted, and repricing of options shall not be permitted. "Fair market value" shall be defined as the average of the closing price of the shares subject to option as reported on the New York Stock Exchange for the last 20 trading days prior to the date of option grant or as required by applicable law or regulation. The option price may be paid by check or by the delivery of shares of common stock then owned by the participant. A director may also pay the option price by use of cashless exercise as permitted under the Federal Reserve Board's Regulation T.

     5. Option Term; Termination of Service. The option term shall be ten years. Any option granted to a Nonemployee Director may not be exercised for the first year from the date of its grant. Any option granted to a Nonemployee Director may be exercisable for 20 percent of the shares subject to option during the second year from the date of grant, 40 percent for the third year from the date of grant, 60 percent for the fourth year from the date of grant, 80 percent for the fifth year from the date of grant, and shall be fully exercisable commencing with the sixth year from the date of grant. Each option shall become fully exercisable upon the retirement of the director or upon a change of control of the Company as defined in paragraph 10 of the Company's 1994 Stock Incentive Plan, or any successor provision or plan. Each option shall expire three months after the date of optionee's termination of service for any reason other than death, disability or retirement. In the event of death, disability or retirement, each option shall be exercisable for a period of three years after termination. For these purposes, retirement shall mean termination of service on the Board after the Nonemployee Director has attained age 55 and completed at least five years of service as a member of the Board. Except in the case of retirement, any option granted to a Nonemployee Director may be exercised during the indicated periods following termination only to the extent the option was exercisable on the date of termination.

     6. Nontransferability. Any option granted under this Plan shall not be transferable other than by will or the laws of descent and distribution or as provided by the Board. If a director dies during the option period, any option granted to the director may be exercised by his or her estate or the person to whom the option passes by will or the laws of descent and distribution.

     7. Adjustment Provisions. (a) If at any time the Company changes the number of issued shares of common stock without new consideration to it (such as by stock dividends, stock splits or similar transactions), the total number of shares reserved for issuance under this Plan and the number of shares covered by each outstanding option shall be automatically adjusted to the number of shares as is equitably required, together with an appropriate adjustment to the exercise price of each outstanding option, so that the aggregate consideration payable to the Company upon exercise of each outstanding option will not be changed.

     (b) (i) Notwithstanding any other provision of this Plan, and without affecting the number of shares reserved or available hereunder, the Board may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

     (ii) In the event of any merger, consolidation or reorganization of the Company with any other entity, there may be substituted, on an equitable basis as determined by the Board, for each share of common stock then reserved for issuance under the Plan and for each share of common stock then subject to a benefit granted under the Plan, the number and kind of shares of stock, other securities, cash or other property to which holders of common stock of the Company will be entitled pursuant to the transaction.

     8. Registration and Legal Compliance. The grant of any option under the Plan may also be subject to other provisions as counsel to the Company deems appropriate, including, without limitation, provisions as may be appropriate to comply with federal and state securities laws and stock exchange requirements. The Company shall not be required to issue or deliver any certificate for common stock purchased upon the exercise of any option granted under this Plan prior to the admission of such shares to listing on any stock exchange on which common stock of the Company may at that time be listed. If the Company shall be advised by its counsel that the shares deliverable upon exercise of an option are required to be registered under the Securities Act of 1933, as amended (the "Act"), or any state securities law, or that delivery of such shares must be accompanied or preceded by a prospectus meeting the requirements of such Act, the Company will use its best efforts to effect such registration or provide such prospectus not later than a reasonable time following each exercise of such option, but delivery of shares by the Company may be deferred until such registration is effective or such prospectus is available.

     9. Term of Plan; Amendment, Suspension and Termination of Plan. The Plan will be unlimited in duration. The Board may suspend or terminate the Plan at any time and may amend it from time to time in such respects as the Board may deem advisable in order that any grants thereunder shall conform to or otherwise reflect any change in applicable laws or regulations or to permit the Company or the Nonemployee Directors to enjoy the benefits of any change in applicable laws or regulations; provided, however, that no amendment shall, without shareholder approval, increase the number of shares of common stock which may be issued under the Plan, materially modify the requirements as to eligibility for participation in the Plan, or permit repricing of option grants. No such amendment, suspension or termination shall impair the rights of Nonemployee Directors under any outstanding options, or make any change that would disqualify the Plan or any other plan of the Company intended to be so qualified from the exemption provided by Securities and Exchange Commission Rule 16b-3.

     10. Administration and Interpretation of the Plan. The Plan shall be administered by the Board. The Board will approve the forms of agreements relating to the benefits granted hereunder, containing such terms and conditions consistent with the provisions of the Plan as are determined by the Board, which agreements may be executed on behalf of the Company by the Chairman of the Board, the Chairman of the Corporate Governance Committee of the Board, the President of the Company, or any Vice President of the Company. The Board will have complete authority to construe, interpret, and administer the provisions of this Plan and the provisions of the agreements relating to the benefits granted hereunder; to prescribe, amend and rescind rules and regulations pertaining to this Plan; and to make all other determinations necessary or deemed advisable in the administration of the Plan. The determinations, interpretations and constructions made by the Board are final and conclusive. No member of the Board may be held liable for any action taken, or failed to be taken, made in good faith relating to the Plan or any benefit hereunder, and the members of the Board will be entitled to defense, indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the fullest extent permitted by law and by the Articles of Incorporation of the Company.

     11. Shareholder Approval. This Plan was originally adopted by the Board on July 20, 1995, approved by the shareholders at their Annual Meeting held November 14, 1995, and amended by the Board effective as of August 19, 1996. This Plan was amended and restated by the Board effective April 17, 1997, and approved by the shareholders at their annual meeting held November 11, 1997. This amended and restated Plan was authorized and approved by the Board on August 15, 2000, subject to shareholder approval at their annual meeting on November 7, 2000.

                                                                      APPENDIX B

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                      AS ADOPTED BY THE BOARD OF DIRECTORS
                                ON JULY 27, 2000

I. PURPOSES AND RESPONSIBILITIES

     The primary purpose of the Audit Committee is to provide independent and objective oversight to the accounting functions of Mississippi Chemical Corporation (the "Company") and its subsidiaries and to ensure the objectivity of the Company's financial statements.

     The Audit Committee has responsibility to:

     - oversee the integrity of the audit process, financial reporting and internal accounting controls of the Company;

     - oversee the work of the Company's financial management ("Management"), internal auditors (the "Internal Auditors") and independent auditors (the "Outside Auditors") in these areas;

     - ensure that Management properly develops and adheres to a sound system of internal accounting and financial controls and that the Internal Auditors and the Outside Auditors objectively assess the Company's financial reporting, accounting practices and internal controls; and

     - provide an open avenue of communication between the Outside Auditors, the Internal Auditors and the Board.

     The Audit Committee will adopt policies and procedures for carrying out its responsibilities. Such policies and procedures should be flexible so the Audit Committee may react to changing conditions.

II. MEMBERSHIP OF THE COMMITTEE

     A. The Audit Committee will consist of three or more directors as determined annually by the Board and appointed in accordance with the Company's bylaws.

     B. Each member of the Audit Committee must:

          1. not have a relationship with the Company that would interfere with the exercise of his or her independence from Management and the Company;

          2. be financially literate, as that qualification is interpreted by the Board in its business judgment from time to time, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee;

          3. not be or have been during the three years preceding his or her appointment to the Audit Committee an employee or non-employee executive officer of the Company or any of its Affiliates (as defined in the paragraph 303.02 of the New York Stock Exchange, Inc.'s NYSE Listed Company Manual [the "NYSE Definitions"]);

          4. not be or have been during the three years preceding his or her appointment to the Audit Committee a partner, controlling shareholder or executive officer of an organization that has a material business relationship with the Company unless the Board determines in its business judgment that the business relationship does not interfere with the Director's exercise of independent judgment;

          5. not have or have had within the three years preceding his or her election to the Audit Committee a direct business relationship with the Company unless the Board determines in its business judgment that the relationship does not interfere with the Director's exercise of independent judgment;

          6. not be employed as an executive of another corporation for which any of the Company's executive officers serve as a member of the other corporation's compensation committee; and

          7. not be an Immediate Family (as defined in the NYSE Definitions) member of an individual who is or had been during the three years preceding his or her appointment to the Audit Committee an executive officer of the Company or its Affiliates.

     At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment from time to time.

     C. The Board will determine a director's eligibility to serve on the Audit Committee. The Board may elect one director to the Audit Committee who is no longer an employee or non-employee executive of the Company or any of its Affiliates or an Immediate Family member of an executive officer of the Company or any of its Affiliates, but who has been so with the three years prior to the date of his or her appointment to the Audit Committee, under exceptional and limited circumstances if the Board determines in its business judgment that such director's membership on the Audit Committee is required by the best interests of the Company and its shareholders and the nature of the relationship and reasons for the determination are disclosed in the Company's next annual proxy statement.

III. MEETINGS OF THE AUDIT COMMITTEE

     A. The Audit Committee will meet as often as it deems appropriate to discharge its responsibilities, but shall meet at least two times each year. The Audit Committee may ask members of Management, the Outside Auditors, the Internal Auditors or others to attend any of its meetings and to provide any information it may deem appropriate. Meetings may be telephonic.

     B. To the extent it deems necessary in its business judgment, the Audit Committee will meet with Management, the Outside Auditors and the Internal Auditors, either with all or one or more of such group being present at any meeting, to discuss matters for which the Audit Committee has responsibility.

IV. SPECIFIC RESPONSIBILITIES OF THE AUDIT COMMITTEE

  A. Selection and Oversight of the Outside Auditors.

     1. The Outside Auditors are ultimately accountable to the Board and the Audit Committee. The Board and Audit Committee shall select and, where appropriate, replace the Outside Auditors.

     2. The Audit Committee will approve the terms of the engagement and compensation of the Outside Auditors.

     3. The Audit Committee will, as it deems necessary in its business judgment, evaluate the Outside Auditors and their impact on the accounting practices, internal controls and financial reporting of the Company.

     4. The Audit Committee shall be responsible for ensuring that the Outside Auditors submit to it on a periodic basis a formal written statement delineating all relationships between the Outside Auditors and the Company, including the disclosures regarding the Outside Auditors independence required by the Independence Board Standard No. 1, as in effect from time to time.

     5. Audit Committee shall be responsible for actively engaging in a dialogue with the Outside Auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the Outside Auditors and for recommending that the Board take appropriate action in response to the Outside Auditors' report to satisfy itself of the Outside Auditors' independence.

  B. Appointment and Oversight of Internal Auditors.

     1. The Audit Committee will review and concur in the appointment, replacement, reassignment or dismissal of the Company's Chief Audit Executive.

     2. The Audit Committee will, as it deems necessary in its business judgment, evaluate the Internal Auditors and their impact on the accounting practices, internal controls and financial reporting of the Company.

  C. Oversight and Review of Accounting Principles and Practices and Internal Controls.

     The Audit Committee will, as it deems necessary in its business judgment, exercise oversight of, and review and discuss with Management, the Outside Auditors and the Internal Auditors:

          1. the quality, appropriateness and acceptability of the Company's accounting principles used in its financial reporting, the clarity of the financial disclosures made, changes in the Company's accounting principles or practices, the application of particular accounting principles and disclosure practices by Management to new transactions or events;

          2. potential major changes in generally accepted accounting principles and the effect of those changes on the Company's financial statements;

          3. changes in accounting principles and financial reporting policies proposed to be implemented by the Company;

          4. significant litigation, contingencies and claims against the Company and material accounting issues that require disclosure in the Company's financial statements;

          5. information regarding any "second" opinions sought by management from an independent auditor with respect to the accounting treatment of a particular event or transaction;

          6. Management's compliance with the Company's processes, procedures and internal controls;

          7. the adequacy and effectiveness of the Company's internal accounting and financial controls and the recommendations of Management, the Outside Auditors and Internal Auditors for the improvement of accounting practices and internal controls; and

          8. disagreements between Management and the Outside Auditors or the Internal Auditors regarding the application of any accounting principles or any other matter.

  D. Oversight and Monitoring of the Company's Financial Statements and Audits.

     The Audit Committee will, as it deems necessary in its business judgment:

          1. review with the Outside Auditors, the Internal Auditors and Management the audit function generally, the scope of proposed audits of the Company's financial statements and the audit procedures to be used in those audits;

          2. review the audit efforts with the Outside Auditors, the Internal Auditors and Management to ensure effective use of audit resources;

          3. review information regarding internal audits;

          4. review with the Outside Auditors and Management each set of audited financial statements and the notes to those financial statements and, with respect to the Company's audited financial statements for the preceding fiscal year, to recommend whether those audited financial statements should be included in the Company's Annual Report on Form 10-K relating to that fiscal year; and

          5. discuss with the Outside Auditors any serious difficulties or disputes with Management encountered during the course of the audit, including any adjustments to the financial statements recommended by the Outside Auditors and rejected by Management.

  E. Communications with the Outside Auditors.

     The Audit Committee will, as it deems necessary in its business judgment, communicate with the Outside Auditors:

          1. to obtain information concerning accounting principles adopted by the Company, internal controls of the Company, Management, the Company's financial, accounting and internal auditing personnel and the impact of each on the quality and reliability of the Company's financial reporting;

          2. obtain the information required to be disclosed to the Company by generally accepted auditing standards in connection with the conduct of an audit, including topics covered by SAS 54, 60, 61 and 82; and

          3. require the Outside Auditors to review the financial information included in the Company's Quarterly Reports on Form 10-Q in accordance with Rule 10-01(d) of Regulation S-X of the Securities and Exchange Commission (the "Commission") prior to the Company filing such reports with the Commission and to provide to the Company for inclusion in the Company's Quarterly Reports on Form 10-Q any reports of the Outside Auditors required by Rule 10-01(d).

  F. Communications with the Internal Auditors.

     The Audit Committee will, as it deems necessary in its business judgment, communicate with the Internal Auditors to obtain information concerning accounting principles adopted by the Company, internal controls of the Company, Management, the Company's financial and accounting personnel and the impact of each on the quality and reliability of the Company's financial statements.

  G. Communications with Management.

     The Audit Committee will, as it deems necessary in its business judgment, communicate with Management to obtain information concerning accounting principles adopted by the Company, internal controls of the Company, the Outside Auditors, the Company's financial, accounting and internal auditing personnel and the impact of each on the quality and reliability of the Company's financial statements.

  H. Audit Committee Reports.

     1. The Audit Committee will prepare annually a report for inclusion in the Company's proxy statement relating to its annual shareholders meeting. In that report, the Audit Committee will state whether it has: (a) reviewed and discussed the audited financial statements with Management; (b) discussed with the Outside Auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as that statement may be modified or supplemented from time to time; (c) received from the Outside Auditors the written disclosures and the letter required by Independence Standard Board Standard No. 1, as that standard may be modified or supplemented from time to time, and has discussed with the Outside Auditors, the Outside Auditors' independence; and (d) based on the review and discussions referred to in clauses (a), (b) and (c) above, recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Commission.

     2. To the extent such information is not included in the annual report of the Audit Committee to be included in the Company's proxy statement relating to its annual shareholders meeting, the Audit Committee will also report at least annually to the Board on significant results of its activities and compliance with this Charter.

  I. Additional Responsibilities.

     The Audit Committee will:

          1. As it deems necessary in its business judgment, conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

          2. Review annually with the General Counsel the controls and policies pertaining to hedging activities with respect to natural gas and fertilizer products.

          3. Review annually with the Chief Financial Officer the Company's Interest Rate Risk Management Policy. There should also be reviewed at least annually a report showing outstanding interest rate derivatives transactions and market positions.

          4. Review annually risk management with the Company's risk manager. This review would include the cost and coverage.

          5. Review annually with the full Board of Directors the adequacy of the Audit Committee Charter.

PROXY                   MISSISSIPPI CHEMICAL CORPORATION                   PROXY
               ANNUAL MEETING OF SHAREHOLDERS -- NOVEMBER 7, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Mississippi Chemical Corporation hereby appoints Coley L. Bailey and Charles O. Dunn, and each of them, attorneys and proxies, with full power of substitution, to vote at the Annual Meeting of Shareholders to be held at the Owen Cooper Administration Building, Highway 49 East, Yazoo City, Mississippi, at 9:00 a.m. (local time), on Tuesday, November 7, 2000, and at any adjournments thereof, in the name of the undersigned and with the same force and effect as the undersigned could do if personally present, upon the matters set forth below as indicated.

NOMINEES FOR ELECTION TO SERVE AS DIRECTORS UNTIL 2003: Coley L. Bailey, Woods
E. Eastland, John Sharp Howie, and W.A. Percy II.

NOMINEE FOR ELECTION TO SERVE AS DIRECTOR UNTIL 2001: Reuben V. Anderson.

APPROVAL OF THE MISSISSIPPI CHEMICAL CORPORATION AMENDED AND RESTATED 1995 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board's recommendations, just sign on the reverse side. You need not mark any ovals.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.



                                   (Continued and to be signed on reverse side.)

     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

                                                              ALL
                                              FOR  WITHHOLD  EXCEPT
1. Election of Directors (see reverse)        [ ]    [ ]      [ ]


   -------------------------
      Nominee Exceptions

                                              FOR  AGAINST  ABSTAIN
2. Amended and Restated 1995 Stock Option     [ ]    [ ]      [ ]
   Plan for Nonemployee Directors

3. In their discretion, to act on any other matters which may properly come before the meeting and any adjournments thereof.

   The shares represented by this Proxy will be voted at the meeting. This Proxy is solicited on behalf of the Board and will be voted in accordance with the specifications made above. IF NO CONTRARY INSTRUCTIONS ARE INDICATED, THIS PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE "FOR" ALL NOMINEES AS DIRECTORS AND "FOR" APPROVAL OF THE AMENDED AND RESTATED 1995 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS.

   Dated:                              , 2000
         ------------------------------

   ------------------------------------------

   ------------------------------------------
       (Signature(s) of Shareholder(s))


   (Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your full title.)